UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Old Second Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 12, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 annual meeting of stockholders of Old Second Bancorp, Inc. to be held on Tuesday, April 20, 2004 at 11:00 a.m., local time. The meeting will be held at our offices located at 37 South River Street, Aurora, Illinois.

The formal items of business to be considered at the meeting include the election of six directors with staggered terms, an amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 10,000,000 to 20,000,000 and the ratification of our independent auditors, each of which are described in the following pages. In addition, we will report on our performance in 2003 and address questions or comments from stockholders.

We encourage you to attend the meeting in person.  Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible.  This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

A copy of our annual report to stockholders for the year 2003 is also enclosed.  Thank you for your continued support and we look forward to seeing you at the meeting.

Sincerely,

/s/ William B. Skoglund

William B. Skoglund
Chairman

OLD SECOND BANCORP, INC.

37 South River Street, Aurora, Illinois  60506

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 20, 2004

TO THE STOCKHOLDERS:

The annual meeting of stockholders of Old Second Bancorp, Inc., will be held on Tuesday, April 20, 2004 at 11:00 a.m. at our corporate headquarters located at 37 South River Street, Aurora, Illinois, for the following purposes:

1.             to elect six directors to serve for staggered terms;

2.             to approve an amendment to the certificate of incorporation of Old Second to increase the number of authorized shares of Old Second’s common stock from 10,000,000 to 20,000,000;

3.             to ratify the selection of Ernst & Young LLP as our independent accountants for the year ended December 31, 2004; and

4.             to transact such other business as may properly be brought before the meeting or any postponements or adjournments of the meeting.

The Board of Directors is not aware of any other business to come before the meeting.  Stockholders of record at the close of business on March 5, 2004, are the stockholders entitled to vote at the meeting and any and all adjournments or postponements of the meeting.  In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies.

By Order of the Board of Directors

/s/ William B. Skoglund

Aurora, Illinois	William B. Skoglund
March 12, 2004	Chairman and Chief Executive Officer

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Old Second Bancorp, Inc.

37 South River Street • Aurora, IL 60507 • (630) 892-0202

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Old Second Bancorp, Inc., a Delaware corporation, of proxies to be voted at the annual meeting of stockholders.  This meeting is to be held at our corporate headquarters located at 37 South River Street, Aurora, Illinois on April 20, 2004 at 11:00 a.m., local time, or at any postponements or adjournments of the meeting.  Old Second conducts full service community banking and trust business through its wholly-owned subsidiaries: The Old Second National Bank of Aurora, Old Second Mortgage, Old Second Bank - Yorkville, Old Second Bank - Kane County and Old Second Financial, Inc.

A copy of our annual report for the year ended December 31, 2003, which includes audited financial statements, is enclosed.  This proxy statement was first mailed to stockholders on or about March 12, 2004.

Why am I receiving this proxy statement and proxy form?

You are receiving a proxy statement and proxy form from us because on March 5, 2004, the record date for the annual meeting, you owned shares of our common stock.  This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting.  It also gives you information concerning these matters to assist you in making an informed decision.

When you sign the enclosed proxy form, you appoint the proxy holder as your representative at the meeting.  The proxy holder will vote your shares as you have instructed in the proxy form, ensuring that your shares will be voted whether or not you attend the meeting.  Even if you plan to attend the meeting, you should complete, sign and return your proxy form in advance of the meeting just in case your plans change.

If you have signed and returned the proxy form and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her best judgment.

What matters will be voted on at the meeting?

You are being asked to vote on the election of six directors of Old Second, the approval of an amendment to Old Second’s certificate of incorporation to increase the number of authorized shares of common stock of Old Second from 10,000,000 shares to 20,000,000 shares and the ratification and approval of Ernst & Young LLP to serve as our independent auditors for 2004.

How do I vote?

A form of proxy is enclosed for use at the meeting.  If the proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised.  Stockholders attending the meeting may, on request, vote their own shares even though they have previously sent in a proxy.  Unless revoked or instructions to the contrary are contained in the proxies, the shares represented by validly executed proxies will be voted at the meeting and will be voted “for” the election of the nominees for director named in this proxy statement, “for” the approval of the proposed amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 10,000,000 shares to

20,000,000 shares and “for” the ratification and approval of the selection of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2004.

What does it mean if I receive more than one proxy form?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers.  Please sign and return ALL proxy forms to ensure that all your shares are voted.

If I hold shares in the name of a broker, who votes my shares?

If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares.  It will then be your broker’s responsibility to vote your shares for you in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors and the ratification of independent auditors, but may not vote on non-routine matters, such as an amendment to the certificate of incorporation or the adoption or amendment of a stock option plan, unless they have received voting instructions from the person for whom they are holding shares.  If your broker does not receive instructions from you on how to vote particular shares on a matter on which your broker does not have discretionary authority to vote, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters.  This is generally referred to as a “broker non-vote” and will affect the outcome of the voting as described below, under “How many votes are needed for approval of each proposal?”  Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting.  You should do this by carefully following the instructions your broker gives you concerning its procedures.  This ensures that your shares will be voted at the meeting.

How many votes do we need to hold the annual meeting?

A majority of the shares that were outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.  On March 5, 2004, the record date, there were 6,706,107 shares outstanding.  A majority of these shares must be present in person or by proxy at the meeting.

Shares are counted as present at the meeting if the stockholder either:

•               is present in person at the meeting; or

•               has properly submitted a signed proxy form or other proxy.

What happens if any nominee is unable to stand for re-election?

The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee.  In the latter case, shares represented by proxies may be voted for a substitute nominee.  Proxies cannot be voted for more than six nominees.  The Board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

You may vote “for” or “withhold authority to vote for” each nominee for director.  You may vote “for,” “against” or “abstain” on any other proposal that may properly be brought before the meeting.

How many votes are needed for each proposal?

The six individuals receiving the highest number of votes cast “for” their election will be elected as directors of Old Second.  Holders of a majority of the outstanding shares of our common stock as of the close of business on March 5, 2004, must approve the amendment of our certificate of incorporation to increase the number of authorized shares of Old Second’s common stock.  Additionally, the ratification of Ernst & Young LLP as our independent auditors must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote.  An abstention will have the same effect as a vote against the ratification of our auditors and the amendment to our certificate of incorporation.

Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter.  So long as a quorum is present, broker non-votes will have no effect on the outcome of the election of directors or the vote on the ratification of our auditors.  However, a broker non-vote will have the effect of a vote against the amendment to our certificate of incorporation.

How are votes counted?

Voting results will be tabulated and certified by the election judges.

Where do I find the voting results of the meeting?

We will announce voting results at the meeting.  The voting results will also be disclosed in our Form 10-Q for the quarter ending March 31, 2004.

ELECTION OF DIRECTORS

Old Second’s Board of Directors is divided into three classes, approximately equal in number.  Ordinarily, each year we ask Old Second’s stockholders to elect the members of one class for a term of three years.  At the annual meeting to be held on April 20, 2004, you will be entitled to elect six directors for terms expiring in various years, as described herein.  We have no knowledge that any of the nominees will refuse or be unable to serve as directors, but if any of the nominees becomes unavailable for election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

The nominating committee of the Board of Directors of Old Second has nominated six persons for election at this annual meeting, all of whom are incumbent directors.  Set forth below is information concerning the nominees for election and for the other directors whose term of office will continue after the meeting, including their age, year first elected a director and business experience during the previous five years.

The six nominees for director, if elected at the annual meeting, will serve for terms expiring in 2005, 2006 or 2007.  Mr. Alexander, who has served on the Board since 1976, will turn 70 in 2005 and will be unable to serve as a director after that time pursuant to Old Second’s bylaws.  Therefore, if elected, Mr. Alexander will serve for a one-year term expiring in 2005.  If elected, Mr. Cheatham, who was appointed to serve as a director by the Board in October 2003, will serve for a term expiring in 2006.  When appointed by the Board, Mr. Cheatham was placed in that class of directors to keep a balanced number of directors in the respective classes for each year.  Although we are not required to have the stockholders vote on Mr. Cheatham’s term this year, we believe that it is important to ask for the stockholders to approve Mr. Cheatham’s appointment to the Board.  The remaining four nominees, if elected, will serve for a three-year term expiring in 2007.

The Board of Directors recommends you vote your shares “for” each of the nominees for director.  Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted “for” the election of the nominees proposed by the Board of Directors.

NOMINEES

Name	Served as Old Second Director Since	Principal Occupation

(Term Expires 2007)
Edward Bonifas (Age 44)	2000	Vice President, Alarm Detection systems Inc., producer and installer of alarm systems, close-captioned video systems and card access systems, and locksmiths

William Meyer (Age 56)	1995	President, William F. Meyer Co., a wholesale plumbing supply company

William B. Skoglund (Age 53)	1992	Chairman and Chief Executive Officer of Old Second and Chairman of Old Second National Bank

Christine J. Sobek (Age 50)	2003	President, Waubonsee Community College

(Term Expires 2005)
Walter Alexander (Age 69)	1976	President, Alexander Lumber Co., building material sales

(Term Expires 2006)
J. Douglas Cheatham (Age 47)	2003	Sr. Vice President, Chief Financial Officer and Chief Accounting Officer, Assistant Secretary of Old Second

CONTINUING DIRECTORS

(Term Expires 2005)
Marvin Fagel (Age 56)	1996	President, Aurora Packing Co., a meat packing company; Chairman of the Board and Chief Executive Officer, New City Packing Company, a meat packing company

William Kane (Age 53)	1999	Partner, Label Printers Inc., a printing company

Kenneth Lindgren (Age 63)	1990	President, Daco Incorporated, a contract manufacturer of machine components

Jesse Maberry (Age 60)	1985	Vice President, Aurora Bearing Company, a manufacturer of rod end spherical bearings

Name	Served as Old Second Director Since	Principal Occupation
(Term Expires 2006)
D. Chet McKee (Age 64)	1978	Vice President-Special Projects Rush-Copley Medical Center (2000-present); President and Chief Executive Officer, Rush-Copley Medical Center (1990-2000)

Gerald Palmer (Age 58)	1998	Vice President/General Manager, Caterpillar, Inc., a construction equipment manufacturer

James Carl Schmitz (Age 55)	1999	Tax consultant (1999-present); director of taxes with H. B. Fuller Company (1998); tax specialist with KPMG LLP (1999)

Mr. Cheatham was appointed to the Board in October 2003 and Ms. Sobek was appointed to the Board in December 2003.  The full Board of Directors approved these appointments after their approval and recommendation by the Nominating and Corporate Governance Committee.

Upon attaining age 70, an elected director assumes the status of a Senior Director for a period of three years.  Senior Directors have the right to attend all Board meetings and all meetings of the committees to which they are appointed and to participate in all discussions during such meetings.  However, a Senior Director does not have the right to vote on any matter. The only Senior Director on the Board of Directors during 2003 was James Benson, who served as Chairman of the Board.  Mr. Benson did not seek re-election as a director at the 2003 annual meeting and is now a Director Emeritus of the Board. Mr. Alexander will become a Senior Director in 2005 and therefore he will serve for a one-year term expiring in 2005 if elected at the 2004 annual meeting.

All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified.  There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions.  No nominee, member of the Board of Directors or executive officer is related to any other nominee, member of the Board of Directors or executive officer.  Mr. Alexander is also a director of Wausau-Mosinee Paper Corporation, a corporation with a class of securities registered pursuant to Section 12 of the Exchange Act.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

The Board of Directors is made up of thirteen directors, who are elected every three years to serve staggered terms.  Generally, the Board oversees our business and monitors the performance of our management.  In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of Old Second, which is monitored by our executive officers and management.   Our directors fulfill their duties and responsibilities by attending regular meetings of the Board and through committee membership, which is discussed below.  The Board has determined that all of the directors are “independent” as defined by the Nasdaq Stock Market, Inc., with the exception of Messrs. Skoglund and Cheatham, who are executive officers.

The Board of Directors held twelve regular meetings during 2003.  All of the directors attended at least 75% of these meetings and of the meetings of the committees on which they served.  Additionally,

the directors who are deemed to be “independent” under the rules of Nasdaq met three times in executive session, outside of the presence of management.  We typically schedule a Board meeting in conjunction with our annual meeting and expect that our directors will attend our annual meeting.  Last year, ten of the eleven individuals then serving as directors attended our annual meeting.

The Board of Directors believes that it is important to encourage the highest level of corporate ethics and responsibility and is proud that it adopted many of the recent corporate governance requirements of Nasdaq and the Securities and Exchange Commission prior to the required compliance dates.  Among other things, the Board has adopted a Code of Conduct which applies to all of our directors, officers and employees, as well as a procedure for allowing employees to anonymously report any problems they may detect with respect to our financial reporting.  The Code of Conduct, as well as other information pertaining to our committees, corporate governance and reporting with the Securities and Exchange Commission can be found on Old Second’s website at www.o2bancorp.com.

The Board of Directors has standing Audit, Nominating and Corporate Governance and Compensation Committees, each of which is made up solely of directors who are deemed to be “independent” under the rules of Nasdaq.  Actions taken by each committee of the Board are reported to the full Board, usually at its next meeting.  The principal responsibilities of each of the committees are described below.

Audit Committee

The members of our Audit Committee during 2003 were Messrs. Alexander, Maberry, Kane, McKee and Schmitz, each of whom are “independent” directors, as that term is defined by Nasdaq.  The Audit Committee met six times during 2003 and Mr. Alexander, Chairman of the Audit Committee, met individually on a quarterly basis with the independent accountants.  The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls.  The committee’s duties, responsibilities and functions are further described in its charter, which was amended in 2003 and is attached hereto as Exhibit A.  The Audit Committee is solely responsible for the pre-approval of all audit and non-audit services to be provided by the independent accountants and the committee exercises its authority to do so in accordance with a policy that it has adopted.  A copy of this policy is attached hereto as Exhibit B.  Additionally, beginning in 2004, the Audit Committee reviews and approves all related party transactions between Old Second and its related parties pursuant to Nasdaq’s rules and regulations.

The Board has designated Jesse Maberry, who is Vice President of Aurora Bearing Company and who previously served as Controller of Aurora Bearing Company, as the Audit Committee Financial Expert, as such term is defined by the regulations of the Securities and Exchange Commission.  The Board’s determination is based upon Mr. Maberry’s level of knowledge and experience regarding financial matters and the audit process as a result of his formal education and professional experience.  The Board believes that each of the other members of the Audit Committee possesses knowledge and experience sufficient to understand the complexities of the financial statements of Old Second.

Compensation Committee

The members of the Compensation Committee in 2003 were Messrs. Alexander, Fagel, Kane, Meyer and Palmer, each of whom is an “independent” director as defined by Nasdaq.  Mr. Palmer is the Chairman of the committee.  The Compensation Committee reviews the performance of Old Second’s executive officers and sets their compensation levels.  The Compensation Committee adopted a charter in 2003 which sets forth in detail the purposes and functions of the committee, the composition and procedures of the committee and the duties and responsibilities of the committee. This charter is part of our ongoing commitment to fulfilling applicable corporate governance requirements.  You can request a copy of Old Second’s Compensation Committee charter by sending a written request to Old Second’s Corporate Secretary at 37 South River Street, Aurora, Illinois 60506 or by sending an e-mail requesting same to rhodgson@o2bancorp.com.  The Compensation Committee met twice during 2003.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee during 2003 were Messrs. Alexander, Lindgren, Maberry and McKee, each of whom currently serves on the committee and is deemed to be an “independent” director as that term is defined by Nasdaq.  The Nominating and Corporate Governance Committee reviews the qualifications of, and recommends to the Board for nomination, candidates to fill vacancies on the Board as they may occur during the year.  Additionally, the committee is responsible for reviewing our policies, procedures and structure as they relate to corporate governance.  The committee’s duties, responsibilities and functions are further described in its charter, which is available on our website at www.o2bancorp.com.  You can request a copy of the committee’s charter by sending a written request to the Corporate Secretary at 37 South River Street, Aurora, Illinois 60506, or by sending an e-mail requesting same to rhodgson@o2bancorp.com.

Director Nominations and Qualifications

In making its nominations for persons to be elected to the Board of Directors and included in our proxy statement, the committee evaluates incumbent directors, Board nominees and persons nominated by stockholders, if any.  Generally, the committee believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics and integrity, a sufficient educational and professional background, demonstrated leadership skills, sound judgment, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our Code of Conduct.  The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and to ensure the nominees’ “independence” so that at least a majority of the directors on the Board will be deemed “independent” in accordance with Nasdaq requirements.  Furthermore, all nominees must be under the age of 70, which is the mandatory retirement age.  Additionally, each incumbent director standing for re-election must have, at a minimum, attended at least 75% of Board meetings during the past year, attended a majority of committee meetings of which he or she is a member and provided active participation at Board meetings.  Currently, there are no fees paid to any third party to identify or assist in identifying or evaluating nominees.

All of the nominees for election as directors for the 2004 annual meeting were nominated by the committee.  The committee did not receive any stockholder nominations for director.  The Nominating and Corporate Governance Committee met once during 2003.

Stockholder Communications with the Board; Nomination and Proposal Procedures

Stockholder Communications with Directors.  Stockholders of Old Second may contact any member of the Board of Directors or the Board as a whole, through the Corporate Secretary either in person, in writing, via phone at 630-906-5480, or by e-mail at rhodgson@o2bancorp.com.  Any communication will promptly be forwarded to the Board as a group or to the attention of a specified director per your request.  Your letter should indicate that you are an Old Second stockholder.  The address for submitting communications to the Board by mail is 37 South River Street, Aurora, Illinois 60506.

Nominations of Directors.  In order for a stockholder nominee to be considered by the Nominating and Corporate Governance Committee to be its nominee and included in our proxy statement,

the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at the above address, at least 120 days prior to the date the previous year’s proxy statement was mailed to stockholders.  Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years and, as to the stockholder giving the notice, his or her name and address, and the class and number of shares of our capital stock owned by that stockholder.  All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.  The committee may request additional information in order to make a determination as to whether to nominate the person for director.

In accordance with our bylaws, a stockholder may otherwise nominate a director for election to the board at an annual meeting of stockholders by giving timely notice in writing to our Corporate Secretary, at the address provided above.  To be timely, Stockholder nominations must be made in writing, delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary not fewer than 14 days nor more than 60 days prior to any meeting of stockholders called for the election of directors.  However, if notice of the meeting is given to stockholders less than 21 days prior to the date of the meeting, written nominations must be delivered or mailed to our Corporate Secretary not later than the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders.  Each written nomination must set forth the name, age, business address and, if known, residence address of each nominee; the principal occupation or employment of each such nominee for the past five years; and the number of shares of stock of Old Second beneficially owned by each such nominee and by the nominating stockholder.

Other Stockholder Proposals.  To be considered for inclusion in our proxy statement and form of proxy relating to our 2005 annual meeting of stockholders, the proposing stockholder must file a written notice of the proposal with our Corporate Secretary, at the above address, by November 2, 2004, and must otherwise comply with the rules and regulations set forth by the Securities and Exchange Commission.

Compensation of Directors

All persons who serve as directors of Old Second also serve as directors of Old Second National Bank.  We do not pay any fees to any of the directors in their capacity as directors of Old Second.  However, during 2003, Old Second National Bank paid directors’ fees to non-employee directors consisting of a $10,000 annual retainer fee, $750 for each Board of Directors meeting attended and $500 for each committee meeting attended.  Directors also have the option to defer directors’ fees through a phantom stock program.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock at December 31, 2003, by each person known by us to be the beneficial owner of more than five percent of our outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table below and by all directors and executive officers of Old Second as a group.  Unless otherwise noted, the address of each five percent stockholder is 37 South River Street, Aurora, Illinois 60506.

Name of Individual and Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class

5% Stockholders
Old Second Bancorp, Inc.(2) Profit Sharing Plan & Trust	437,218	6.5%

The Banc Funds Company, L.L.C.(3) 208 South LaSalle Street Chicago, Illinois 60604	433,770	6.4%

Directors
Walter Alexander	51,712	*
Edward Bonifas	5,798	*
J. Douglas Cheatham(4)	17,413	*
Marvin Fagel	26,202	*
William Kane	5,000	*
Kenneth Lindgren	24,666	*
Jesse Maberry	17,746	*
D. Chet McKee	2,000	*
William Meyer	32,449	*
Gerald Palmer	1,333	*
J. Carl Schmitz(5)	193,398	2.8%
William B. Skoglund(6)	78,244	1.1%
Christine J. Sobek	25	*

All directors and executive officers as a group	455,986	6.7%

*   Less than one percent

(1)   Includes ownership of shares of our common stock by spouse (even though any beneficial interest is disclaimed) and in our profit sharing plan and trust and our salary savings plan.

(2)   In addition, as of December 31, 2003, Old Second National Bank held in its trust department, in various fiduciary capacities (other than as trustee of our profit sharing plan and trust), 611,332 shares of our common stock, or 9.1% of the total outstanding shares.  Old Second had full investment power with respect to 223,941 shares and shared investment power with respect to 99,488 shares.

(3)   Includes shares owned by related investment funds, as represented to us by The Banc Funds Company, L.L.C. and reported on a Schedule 13G/A filed on February 2, 2004.

(4)   Includes 14,889 shares issuable pursuant to options held by Mr. Cheatham.  Also includes 845 shares held in our profit sharing plan and trust, 979 shares held in our 401(k) plan and 700 shares held in Mr. Cheatham’s name alone.

(5)    Mr. Schmitz has voting control of 193,298 shares held in the J. C. Schmitz Revocable Trust and 100 shares held in the name of James C. Schmitz alone.

(6)   Includes 51,333 shares issuable pursuant to options held by Mr. Skoglund, 10,667 of which shares Mr. Skoglund exercised in February 2004.  Also includes 20,465 shares held in our profit sharing plan and trust, 6,180 shares held in our 401(k) plan and 266 shares held in Mr. Skoglund’s name alone.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and 10% stockholders file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Such persons are also required to furnish us with copies of all Section 16(a) forms they file.  Based solely upon a review of these forms, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during 2003.

EXECUTIVE COMPENSATION

The table which follows sets forth information regarding compensation paid for each of the years ended December 31, 2003, 2002 and 2001 to those individuals who were either the Chief Executive Officer or an executive officer whose annual salary exceeded $100,000.

		Annual Compensation			Long Term Compensation Awards
(a)	(b)	(c)	(d)	(e)	(g)		(h)
Name and Principal Position	Fiscal Year Ended December 31st	Salary($)(1)	Bonus ($)	Other annual compensation ($)(2)	Securities Underlying Options/ SARs(#)		All Other Compensation ($)
James E. Benson	2003	$124,200	$25,000	$—	—		$16,653	(4)
Former Chairman of the Board	2002	118,400	25,000	—	—		—
of Old Second	2001	112,850	—	—	—		—

William B. Skoglund	2003	$375,607	$117,000	$10,800	16,000		$27,512	(4)
Chairman and Chief Executive	2002	340,608	84,100	10,800	16,000		24,796	(5)
Officer of Old Second and Chairman of Old Second National Bank	2001	305,592	51,744	10,800	16,000	(3)	24,698	(6)

J. Douglas Cheatham	2003	$190,000	$41,040	$—	6,000		$19,845	(4)
Chief Financial Officer	2002	180,000	38,976	—	6,000		16,759	(5)
of Old Second	2001	168,000	31,798	—	6,000	(3)	15,388	(6)

(1)   Salary amounts for Mr. Benson include director fees received from our subsidiaries in the amounts of $38,200, $32,400 and $26,850, for the years 2003, 2002 and 2001, respectively.  Salary amounts for Mr. Skoglund include director fees received from our subsidiaries in the amount of  $15,600 in each of 2003, 2002 and 2001.

(2)   The amount shown for Mr. Skoglund represents an annual automobile allowance.

(3)   These shares are restated to reflect a four-for-three stock split, effected in the form of a stock dividend, which was payable June 24, 2002.

(4)   The amounts shown for 2003 represent income derived from the Supplemental Executive Retirement Plan for Mr. Benson and the contribution to (i) our qualified profit sharing plan and trust in the amount of $8,000 for Messrs. Skoglund and Cheatham; (ii) our salary savings plan in the amount of $8,000 for Mr. Skoglund and $7,091 for Mr. Cheatham; and (iii) our non-qualified voluntary deferred compensation plan in the amount of $11,512 for Mr. Skoglund and $4,754, which includes non-vested value of $3,513 and $1,241 for profit sharing, for Mr. Cheatham all of which are treated as wages for FICA and FUTA tax.

(5)   The amounts shown for 2002 represent the contribution to (i) our qualified profit sharing plan and trust in the amount of $8,000 for Messrs. Skoglund and Cheatham; (ii) our salary savings plan in the amount of $8,000 for Mr. Skoglund and for Mr. Cheatham; and (iii) our non-qualified voluntary deferred compensation plan in the amounts of $8,796 for Mr. Skoglund and $759 for Mr. Cheatham.

(6)   The amounts shown for 2001 represent the contribution to (i) our qualified profit sharing plan and trust in the amount of $10,200 for Messrs. Skoglund and Cheatham; (ii) our salary savings plan in the amount of $3,546 for Mr. Skoglund and $3,400 for Mr. Cheatham; and (iii) our non-qualified voluntary deferred compensation plan in the amounts of $10,952 for Mr. Skoglund and $1,788 for Mr. Cheatham.

Stock Option Information

The following table sets forth certain information concerning the number and value of stock options granted in 2003 to the individuals named in the summary compensation table with the exception of Mr. Benson, who did not receive any stock options in 2003:

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

(a)	(b)	(c)	(d)	(e)	(f)
	Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year)	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5%	10%
William B. Skoglund	16,000	29.0%	$50.15	12-16-13	$504,625	$1,278,819
J. Douglas Cheatham	6,000	10.9%	$50.15	12-16-13	$189,234	$479,557

(1)           Options become exercisable in three equal portions on the first, second and third anniversaries of December 17, 2003, the date of grant.

The following table sets forth information concerning the stock options held by the named executive officers at December 31, 2003 with the exception of Mr. Benson, who does not hold any stock options.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
OPTION/SAR VALUES

(a)	(b)	(c)	(d)	(e)
	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)			Value of Unexercised In- the-Money Options/SARs at FY-End ($)
Name	(#)	($)	Exercisable		Unexercisable	Exercisable	Unexercisable
William B. Skoglund	22,001	$822,617.50	51,333	(1)	32,000	$1,341,234	$231,581
J. Douglas Cheatham	—	$—	14,889		11,778	$302,918	$103,887

(1)           Mr. Skoglund exercised 10,667 of these options in February, 2004.

Employment and Change of Control Agreements

Mr. Benson served as Chairman of the Board of Old Second from 1996 to December 31, 2003, at which time he retired.  Mr. Benson can continue to serve on the boards and committees of the subsidiary banks and the mortgage company as well as on the Board of Old Second as a Director Emeritus should he wish to do so.  Mr. Benson will continue to participate in various business activities with us at his option, and will be available to bank management upon request, as a consultant.  Mr. Benson received a fee of $86,000 for performing these and other services in 2003, as well as $38,200 in director fees for serving on our Board of Directors and on the boards of our subsidiaries.

On January 1, 1997, Mr. Skoglund, Chief Executive Officer of Old Second, entered into a Compensation and Benefits Assurance Agreement with us.  The initial term of the agreement was for one year and is automatically extended for successive one-year periods, unless earlier terminated by either party.  The agreement provides for lump-sum payments of severance benefits in an amount equal to three times Mr. Skoglund’s base salary in the event of a “Change in Control” (as defined in the agreement) of Old Second or Old Second National Bank or in the event of a qualifying termination, which includes an involuntary termination without cause or a constructive termination.  In these instances, Mr. Skoglund would also be entitled to receive three years continuation of welfare benefits, one year of outplacement services, accelerated vesting of stock options or other incentive awards and any additional payment necessary to make him whole for any excise taxes that may be imposed.

On May 17, 1999, Mr. Cheatham, Chief Financial Officer of Old Second, entered into a Compensation and Benefit Assurance Agreement with us.  The initial term of the agreement was through December 31, 2000, but is automatically extended for successive one-year periods, unless earlier terminated by either party.  This agreement provides for lump-sum severance benefits in an amount equal to two times Mr. Cheatham’s base salary in the event of a “Change in Control” (as defined in the agreement) of Old Second or Old Second National Bank or in the event of a qualifying termination, which includes an involuntary termination without cause or a constructive termination.  In these instances, Mr. Cheatham would also be entitled to receive two years continuation of welfare benefits, one year of outplacement services, accelerated vesting of stock options or other incentive awards and any additional payment necessary to make him whole for any excise taxes that may be imposed.

Compensation Committee Report On Executive Compensation

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Old Second shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

Introduction

Old Second and Old Second National Bank share an executive management team, the members of which are compensated by the bank instead of the holding company.  The compensation packages of the executive management team are based upon their roles and performance for both Old Second and Old Second National Bank, and are determined and approved by the Compensation Committee.  The members of the committee are directors of both Old Second and Old Second National Bank.  Messrs. Alexander, Fagel, Kane, Meyer and Palmer were members of the Compensation Committee in 2003 and are “independent” directors, as such term is defined by the Nasdaq Stock Market, Inc.

The Compensation Committee consults generally with management on matters concerning executive compensation and on pension savings and benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans.  The committee further makes recommendations on organization, succession, election of officers, consultants and similar matters where Board approval is required.

Compensation Philosophy and Objectives

The executive compensation program is designed to guide the committee in formulating an appropriate compensation structure for senior management. The overall objective is to align senior management compensation with the success of meeting our goals by creating strong incentives to manage the business successfully from both a financial and operating perspective. The executive compensation program is structured to accomplish the following specific objectives:

•       encourage a consistent and competitive return to stockholders;

•       maintain a program which:

•       clearly motivates personnel to perform and succeed according to our current goals;

•       retains key personnel critical to our long-term success; and

•       emphasizes formula-based components, such as incentive plans, in order to better focus management efforts in its execution of corporate goals;

•       maintain a corporate environment which encourages stability and a long-term focus for both Old Second and our management; and

•       ensure that management:

•       fulfills its oversight responsibility to its constituents, including stockholders, customers, employees, the community and government regulatory agencies;

•       conforms its business conduct to the highest ethical standards;

•       remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of our constituents; and

•       continues to avoid any conflict between its responsibilities to Old Second and each individual’s personal interests.

There are three major components to executive officer compensation: base salary and bonus, stock options and additional benefit plans.  The process utilized by the committee in determining executive officer compensation levels for all of these components is based upon the committee’s subjective judgment and takes into account both qualitative and quantitative factors.  No specific weights are assigned to such factors with respect to any compensation component.  Among the factors considered by the committee are the recommendations of the senior management with respect to the compensation of other key executive officers.  However, the committee makes the final compensation decisions concerning officers.

Base Salary and Bonus

The Compensation Committee reviews each executive’s base salary on an annual basis.  The committee believes that the base salaries should offer security to each executive and allow Old Second to attract qualified executives and maintain a stable management team and environment.  The committee targets base salaries at market levels, although they may be adjusted, either up or down, to reflect Old Second’s performance.  Initially, base salaries are determined by examining, among other things, each executive’s level of responsibility, prior experience, education, breadth of knowledge, internal performance objectives and the current market level.

Annual adjustment to an executive’s base salary is driven by corporate and individual performance.  Corporate performance is measured primarily in terms of earnings per share, return on equity and assets and enhancement of book value per share.  When measuring individual performance, the committee considers the individual’s efforts in achieving established financial and business objectives, managing and developing employees and enhancing long-term relationships with customers.  A bonus may also be granted based on specific individual goals and corporate performance.

The compensation of Mr. Benson, the Chairman of the Board during 2003, was based upon his continuing advisory role and his individual performance and contributions to Old Second and the community.  Accordingly, Mr. Benson’s base salary was the same as his 2002 base salary at $86,000.  As the President and Chief Executive Officer of Old Second, Mr. Skoglund’s base salary increased by approximately 10.3% in 2003 to reflect a salary commensurate with his role and responsibilities.  In determining Mr. Skoglund’s salary in 2003 the committee also considered Mr. Skoglund’s individual performance and his long-term contributions to Old Second’s success including the completion of the successful tender offer and trust preferred issuance.  Overall, salary increases for the other senior executive officers were at a rate comparable to the increases provided to officers with similar duties and responsibilities at comparable organizations.

Stock Awards

Our current long-term incentive plan is intended to promote equity ownership in Old Second by the directors and selected officers and employees, to increase their proprietary interest in the success of Old Second and to encourage them to remain in the employ of Old Second or its subsidiaries.  To reinforce our long-term perspective and to retain valued executives, options granted to these individuals vest ratably over a three-year period following grant.  Options are issued at the market value of the common stock at the time of issuance, thereby providing a benefit only upon future stock appreciation.

Executives receive stock option grants that are generally comparable to the long-term incentive opportunities granted to individuals with similar positions at financial institutions of similar size.  In 2003, the number of stock options granted were similar in number to those granted in 2002.

Benefits, Qualified Service Plans and Perquisites

Benefits offered to executives are intended to serve a different purpose than base salary and stock options. While the benefits offered are competitive with the marketplace and help attract and retain executives, the benefits also provide a safety net of protection against financial catastrophes that can result from illness, disability or death.  Benefits offered to executives are generally those offered to the general employee population, with some variation to promote tax efficiency and replacement of benefit opportunities lost to regulatory limits.  Old Second offers eligible employees three tax-qualified plans: a 401(k) savings plan, a profit sharing plan and a pension plan.

The 401(k) savings program has no percentage limit for salary deferrals (with a partial company match); however, it is subject to statutory limitations. The profit sharing arrangement provides an annual discretionary contribution to the retirement account of each employee based in part on our profitability in a given year, and on each participant’s annual compensation. The pension plan targets a 50% pay replacement, integrated with the participant’s social security benefits, at normal retirement age following a full career of service.  Excluding employees of non-banking subsidiaries who participate in the 401(k) plan only, participation in these plans is generally offered to full-time salaried and regular part-time employees. Benefits under these plans, taken as a whole, are believed to be competitive with comparable banks and bank holding companies.

Conclusion

The committee believes these executive compensation policies and programs effectively serve the interests of stockholders and Old Second.  The committee believes these policies motivate executives to contribute to Old Second’s overall future successes, thereby enhancing the value of Old Second for the benefit of all stockholders.

Respectfully,

Mr. Walter Alexander

Mr. Marvin Fagel

Mr. William Kane

Mr. William Meyer

Mr. Gerald Palmer

Stockholder Return Performance Presentation

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Old Second shall not be deemed to include the following performance graph and related information unless such graph and related information is specifically stated to be incorporated by reference into such document.

The following graph represents the five-year cumulative total stockholder return for Old Second, the S&P 500 and the Nasdaq Bank Index.

	Old Second Bancorp, Inc.	Nasdaq Bank Index	S&P 500
December 31, 1998	$100.00	$100.00	$100.00
December 31, 1999	$93.36	$94.23	$121.01
December 31, 2000	$94.07	$110.84	$109.99
December 31, 2001	$159.71	$124.87	$96.98
December 31, 2002	$204.12	$133.47	$75.59
December 31, 2003	$278.23	$177.52	$97.24

The above table assumes that dividends were reinvested and the numbers are adjusted for stock splits and dividends.

Pension Plan

All full-time salaried and regular part-time employees who have completed one year of service are eligible for participation in our pension plan and the remuneration credited to each participant includes all direct salaries and wages paid.  Generally speaking, retirement benefits are based on final average monthly earnings during the highest five consecutive years of employment during the last ten years before retirement and integrates with a portion of the primary social security benefit payable to the participant.  A participant receives monthly the amount calculated under the following formula: (i) 1-?% times the number of years of credited service up to a maximum of 30, and (ii) 1/2 % times the year of credited service over 30 years; less (iii) one-half the primary social security benefit payable to the participant.

The following table illustrates the annual amount of retirement income available under both our pension plan and SERP (after deducting one-half of the social security benefit, but without limiting the retirement benefits for the single plan defined benefit limit of Section 415(c), for the combined plan Section 415 limits, and for the includable compensation limitation of Section 401(a)(17) of the Internal Revenue Code (the “Code”) from such plan for a person 65 years of age in specified average earnings and years of service classification).  The SERP restores benefits lost under the pension plan due to the limits imposed under Sections 401(a) (17) and 415 of the Code.  The objective of the SERP is to permit those employees who are affected by the limitations of Code Sections 401(a)(17) and 415 to receive the same benefit they would have received under the Pension Plan but for the limitations imposed by the Code.

In certain cases, a participant’s actual benefit may be less than that provided below:

Years of Service

Covered Compensation	15	20	25	30	35	40

$15,000	$2,250	$3,000	$3,750	$4,500	$5,250	$6,000
25,000	3,750	5,000	6,250	7,500	8,750	10,000
35,000	5,597	7,463	9,328	11,194	12,250	14,000
50,000	8,441	11,255	14,068	16,882	18,132	20,000
75,000	13,914	18,552	23,190	27,828	29,703	31,578
100,000	19,732	26,309	32,887	39,464	41,964	44,464
125,000	25,889	34,519	43,148	51,778	54,903	58,028
150,000	32,139	42,852	53,565	64,278	68,028	71,778
175,000	38,389	51,185	63,982	76,778	81,153	85,528
200,000	44,639	59,519	74,398	89,278	94,278	99,278
225,000	50,889	67,852	84,815	101,778	107,403	113,028
250,000	57,139	76,185	95,232	114,278	120,528	126,778
275,000	63,389	84,519	105,648	126,778	133,653	140,528
300,000	69,639	92,852	116,065	139,278	146,778	154,278
325,000	75,889	101,185	126,482	151,778	159,903	168,028
350,000	82,139	109,519	136,898	164,278	173,028	181,778
375,000	88,389	117,852	147,315	176,778	186,153	195,528
400,000	94,639	126,185	157,732	189,278	199,278	209,278
425,000	100,889	134,519	168,148	201,778	212,403	223,028
450,000	107,139	142,852	178,565	214,278	225,528	236,778
475,000	113,389	151,185	188,982	226,778	238,653	250,528
500,000	119,639	159,519	199,398	239,278	251,778	264,278

Covered compensation under the qualified and nonqualified pension formulas and the respective years of credited service as of December 31, 2003 for the executive officers named in the executive compensation table are as follows: William B. Skoglund, $487,807 (31 years of service) and J. Douglas Cheatham, $231,040 (4 years of service).

Compensation Committee Interlocks and Insider Participation

During 2003, the members of the Compensation Committee were Messrs. Alexander, Fagel, Kane, Meyer and Palmer.  None of these individuals was an officer or employee of Old Second or Old Second National Bank in 2003, and none of these individuals is a former officer or employee of either organization.  In addition, during 2003 no executive officer served on the Board of Directors or Compensation Committee of any other corporation with respect to which any member of our Compensation Committee was engaged as an executive officer.

Transactions with Management

Our directors and executive officers and their associates were customers of, and had transactions with, Old Second and our subsidiaries in the ordinary course of business during 2003.  Additional transactions may be expected to take place in the future.  All outstanding loans, commitments to loan, transactions in repurchase agreements, certificates of deposit and depository relationships, in the opinion of management, were in the ordinary course of business and were made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present unfavorable features.  The total debt for all of the directors and executive officers of Old Second and their associates, including all loans with Old Second National Bank, represents 16.44% of stockholders’ equity as of December 31, 2003.

PROPOSED AMENDMENT REGARDING AUTHORIZED SHARES OF STOCK

Our Board of Directors has unanimously approved, and recommends to our stockholders for their approval and adoption, an amendment to Old Second’s certificate of incorporation that would change the authorized number of shares of common stock from ten million (10,000,000) to twenty million

(20,000,000).  Our Board of Directors believes that this proposed amendment is in the best interests of Old Second and its stockholders.  Holders of a majority of the outstanding shares of our common stock as of the close of business on March 5, 2004, must approve the amendment.

Proposed Amendment to Certificate of Incorporation

If this amendment to the certificate of incorporation is approved by our stockholders, the certificate of incorporation of Old Second will be amended by replacing current Paragraph A of Article IV in its entirety with the following:

“A:  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 20,300,000 shares, which shall be divided into two classes as follows:

20,000,000 shares of Common Stock, with a par value of $1.00 per share, and

300,000 shares of Preferred Stock, with a par value of $1.00 per share.”

Reasons for the Proposed Amendment

If this proposed amendment is approved, our Board of Directors will be able to use the newly created common stock for a variety of purposes, including the declaration of a stock split, the raising of additional capital through public or private offerings of stock or using it as “currency” for transactions with other companies.  Although our Board of Directors does not currently have any specific plans in this regard, these shares would be available for any of those purposes.

The degree of any dilution that would occur following the issuance of any additional shares of stock would depend upon the number of shares of stock that are actually issued in the future, which number cannot be determined at this time.  Issuance of a large number of additional voting shares could significantly dilute the voting power of our existing stockholders.

The Board of Directors recommends that you vote your shares “for” adoption and approval of the amendment to our certificate of incorporation.

RATIFICATION OF OUR INDEPENDENT AUDITORS

We have selected Ernst & Young LLP to be our independent auditors for the year ending December 31, 2004.  The Board of Directors will propose the adoption of a resolution at the annual meeting ratifying and approving the selection of Ernst & Young LLP.  Representatives of Ernst & Young LLP are expected to be present at the annual meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Accountant Fees

Audit Fees.  The aggregate fees and expenses billed by Ernst & Young LLP in connection with the audit of our annual financial statements as of and for the years ended December 31, 2003 and 2002 and for the required review of our financial information included in our Securities and Exchange Commission filings for 2003 and 2002 were $190,000 and $149,000, respectively.

Audit Related Fees.  The aggregate amounts of audit related fees billed by Ernst & Young LLP for the year ended December 31, 2003 was $54,000.  The majority of these services related to Ernst &

Young LLP’s assistance in the issuance of trust preferred securities and an audit for compliance with United States Government sponsored lending programs.  No audit related fees were billed for the year ended December 31, 2002.

Tax Fees.  The aggregate amounts of tax related services billed by Ernst & Young LLP for the years ended December 31, 2003 and 2002 were $46,150 and $31,000, respectively, for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees.  The aggregate fees and expenses billed by Ernst & Young LLP for all other services rendered to us during the year ended December 31, 2003 was $22,000 for the audits of Employee Benefit Plans.  This compares to aggregate fees and expenses billed by Ernst & Young LLP during the year ended December 31, 2002 of $17,000 for the audits of Employee Benefit Plans.

The Audit Committee is solely responsible for the pre-approval of all audit and non-audit services to be provided by the independent accountants and the committee exercises its authority to do so in accordance with a policy that it has adopted.  A copy of this policy is attached hereto as Exhibit B.  All services provided by Ernst & Young LLP were approved pursuant to the pre-approval policy.

The Audit Committee, after consideration of the matter, does not believe the rendering of these services by Ernst & Young LLP to be incompatible with maintaining Ernst & Young LLP’s independence as our principal accountant.

The Board of Directors recommends that you vote your shares “for” ratification of this appointment.

AUDIT COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Old Second shall not be deemed to include the following report and related information unless such report is specifically stated to be incorporated by reference into such document.

The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls.  The Audit Committee also reviews the audited financial statements and recommends to the Board that they be included in our annual report on Form 10-K. The committee is comprised solely of directors who are independent under the rules of the Nasdaq Stock Market, Inc.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2003 with our management and Ernst & Young LLP, our independent auditors.  The committee has also discussed with Ernst & Young LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) and has received and discussed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees).  Based on the review and discussions with management and Ernst & Young LLP, the committee has recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee:

Walter Alexander, Chairman

Jesse Maberry

William Kane

D. Chet McKee

James Schmitz

GENERAL

We will bear the cost of this proxy solicitation.  Solicitation will be made primarily through the use of the mail, but our officers, directors or employees may solicit proxies personally or by telephone or telegraph without additional remuneration for such activity.  In addition, we will reimburse brokerage houses and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owner of such shares.

As of the date of this proxy statement, we do not know of any other matters to be brought before the annual meeting.  However, if any other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

By Order of the Board of Directors

/s/ William B. Skoglund

William B. Skoglund
Chairman and Chief Executive Officer
Aurora, Illinois
March 12, 2004

ALL STOCKHOLDERS ARE URGED TO SIGN

AND MAIL THEIR PROXIES PROMPTLY

EXHIBIT A

AUDIT COMMITTEE CHARTER

APPROVED 10-21-03

I.              Organization

This charter governs the operations of the Audit Committee (the “Committee”).  The Committee shall review and reassess this charter at least annually and present it for the approval of the Board of Directors.  The Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors, each of whom shall be an independent, non-employee director, free from any relationship that would interfere with the exercise of his or her independent judgment.  Additionally, each Committee member shall be independent as defined by the rules and regulations of the Securities and Exchange Commission (the “SEC”), the Nasdaq Stock Market (or by the rules and regulations of any other exchange or national market on which the Company’s common stock is quoted or listed for trading) and any other body with regulatory authority over the Company.  All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand financial statements.  The Committee shall determine whether a member of the Committee possesses financial management expertise sufficient to qualify as an “audit committee “financial expert” as defined by the rules and regulations of the SEC.

II.            Committee’s Purpose

The Committee shall provide assistance to the Board of Directors (the “Board”) in fulfilling their oversight responsibility to the stockholders, the investment community, and others relating to:

a.     The integrity of the Company’s financial statements and financial reporting process;

b.     The systems of internal accounting and financial controls;

c.     The qualifications, independence and performance of the Company’s independent auditors;

d.     The Company’s compliance with ethical policies and legal and regulatory requirements, and

e.     The performance of the Company’s internal audit function.

In doing so, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company.  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

III.           Meetings

The Committee shall meet at least once quarterly, or more frequently as circumstances dictate.  As part of its job to foster open communications, the Committee shall meet at least annually with management, the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.  In addition, the Committee, or the Chairman of the Committee, shall meet with the independent accountants and management quarterly to review the Company’s financial statements.

IV.           Committee’s Duties, Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board.  Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, and for the appropriateness of the accounting principals and reporting policies that are used by the Company.  The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances.  The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.  The following shall be the principal duties and responsibilities of the Committee.  These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities.  The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

A.    Financial Statement and Disclosure Matters

1.     Prepare the report required by the SEC to be included in the Company’s annual proxy statement.

2.     Discuss the interim financial statements, including footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of the Company’s Quarterly Report on 10-Q.  Also, the Committee shall review the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.  The Chair of the Committee may represent the entire Committee for purposes of this review.

3.     Review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on From 10-K, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.  Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

4.     Receive and review regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principals that have been discussed with management.

5.     Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

6.     Review and discuss with management and the independent auditor press releases regarding the reporting of financial results, as well as financial information and earnings guidance provided to analysts and rating agencies.

B.    Oversight of the Company’s Relationship with the Independent Auditor

1.     The Committee shall be directly responsible for the appointment and termination, fees and compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting.  The independent auditors shall report directly to the Committee.

2.     The Committee shall approve all services to be provided to the Company by the independent auditors, including the pre-approval of (a) certain auditing services, including the scope of the annual audit, and (b) any significant audit-related or non-audit services to be performed for the Company by the independent auditor, subject to the requirements of applicable law or regulation.  The Committee may delegate the authority to grant such pre-approvals to one or more Committee members designated by the Committee, provided that any matters so pre-approved shall be presented to the full Committee at its next regular meeting.  The Committee has adopted an Audit and Non-Audit Services Pre-approval Policy that defines the approval process for services to be performed by the independent auditors.

3.     Obtain and review a written report from the independent auditor at least annually regarding (a) their internal quality control procedures, (b) any material issues raised by their most recent internal quality control review, peer review or any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more of their independent audits, and any steps taken to deal with any such issues, (c) all relationships between the independent auditors and the Company (to assess the independence of the independent auditors), together with any other matters required to be included by Independence Standards Board No. 1, “Independence Discussions with Audit Committees” and (d) the nature and scope of any disclosed relationships or professional services.

4.     Review and evaluate the lead partner of the independent auditor team.  The Committee shall ensure the rotation of (a) the lead audit partner having primary responsibility for the audit, (b) the audit partner responsible for reviewing the audit and (c) any other audit personnel as required by laws, regulations and rules.

5.     Establish policies for the Company’s hiring of employees or former employees of its independent auditors in accordance with applicable laws and regulations.

6.     Discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation.  Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

7.     The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

C.    Oversight of the Company’s internal Audit Function

1.     Discuss with management the Company’s internal auditing responsibilities, budget and staffing and any recommended changes in the planned scope of the audit.

2.     Review reports to management prepared by the internal audit department.

3.     Review appointment and replacement of the Director of Internal Audit.

D.    Other

1.     Establish procedures for the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing controls, or auditing matters, and the confidential, anonymous submission by employees of the Company and its subsidiaries of concerns regarding questionable accounting or auditing matters.

2.     The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities law or breaches of fiduciary duty.

3.     The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

4.     Perform any other activities consistent with this Charter, the Company’s Bylaws and the rules and regulations of the SEC, the Nasdaq Stock Market or any other exchange or national market on which the Company’s common stock is quoted or listed for trading, as the Committee or the Board of Directors deem necessary or appropriate.

EXHIBIT B

OLD SECOND BANCORP, INC.

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

I.              Statement of Principals

Under the Sarbanes-Oxley Act of 2002 (the “Act”), the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor.  As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Company.  To implement these provisions of the Act, the Securities and Exchange Commission (the “SEC”) has issued rules specifying the types of services that an independent auditor may not provide to its client, as well as the audit committee’s administration of the engagement of the independent auditor.  Accordingly, the Audit Committee has adopted, and the Board of  Directors has ratified, the Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) which sets forth the procedures and the conditions pursuant to which the services to be performed by the independent auditor may be pre-approved.

The SEC’s rules establish two different approaches to pre-approving services.  Proposed services either: may be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”), or require the specific pre-approval of the Audit Committee (“specific pre-approval”).  The Audit Committee believes that the combination of these two approaches in this Policy will result in an effective and efficient procedure to pre-approve services performed by the independent auditor.  As set forth in this Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor.  Any proposed services exceeding pre-approval cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

For both types of pre-approval, the Audit Committee will consider whether such services are consistent wit the SEC’s rules on auditor independence.  The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.  All such factors will be considered as a whole, and no one factor should necessarily be determinative.

The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount for Audit, Audit-related and tax services and the total amount of fees for certain permissible non-audit services classified as All Other Services.

This Policy describes the Audit, Audit-related, Tax and All Other services that have the general pre-approval of the Audit Committee.  The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee.  The Audit Committee will add or subtract to a list of general pre-approved services from time to time, based on subsequent determinations.

The purpose of this Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities.  It does not delegate the Audit Committee’s responsibilities to pre-approve services performed by the independent auditor to management.

II.            Delegation

As provided in the Act and the SEC’s rules, the Audit Committee may delegate either type of pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III.           Audit Services

The Annual Audit service engagement terms and fees will be subject to the specific pre-approval of the Audit Committee.  Audit Services include the annual financial statement audit (including required quarterly reviews) subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements.  These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review.  Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting.  The Audit Committee will monitor the Audit services engagement as necessary and will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval to other Audit Services, which are those services only the independent auditor can provide.  The Audit Committee has pre-approved the following Audit services subject to a limit of $25,000 in total fees per engagement:

•   Statutory or financial results for subsidiaries or affiliates of the Company.

•   Financial statement audits of employee benefit plans.

•   Agreed-upon or expanded audit procedures related to accounting records required to respond to or comply with financial, accounting or regulatory reporting matters.

•   Internal control reviews and assistance with internal control reporting requirement.

•   Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events  and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies.

All other Audit-related services not listed above or in which total fees exceed $25,000 must be specifically pre-approved by the Audit Committee.

IV.               Audit-related Services

Audit related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor.  Because the Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may grant general pre-approval to Audit-related services.  Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services”; financial audits of employee benefit plans, agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters, and assistance with internal control reporting requirements.

The Audit Committee has pre-approved the following Audit-related services subject to a limit of $25,000 in total fees per engagement:

•   Due diligence services pertaining to potential business acquisitions/dispositions.

•   Financial statement audits of employee benefit plans.

•   Agreed upon or expanded audit procedures related to accounting records required to respond to or comply with financial, accounting or regulatory reporting matters.

•   Internal control reviews and assistance with internal control reporting requirements.

•   Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies.

All other Audit-related services not listed above or in which total fees exceed $25,000 must be specifically pre-approved by the Audit Committee.

V.                 Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence and the SEC has stated that the independent auditor may provide such services.  Hence, the Audit Committee believes that it may grant  pre-approval to those Tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the Auditor, and that are consistent with the SEC’s rules on auditor independence.  The Audit Committee will consult with the Chief Financial Officer or outside counsel to determine that the tax planning and reporting positions are consistent with this policy.

Pursuant to the preceding paragraph, the Audit Committee has pre-approved the following Tax services subject to a limit of $25,000 in total fees per engagement.

•   U. S. Federal, state and local tax planning and advice.

•   U. S. Federal, state and local tax compliance.

•   Review of Federal, state and local income and other tax returns.

•   All tax services involving large and complex transactions not listed above must be specifically pre-approved by the Audit Committee, including:  tax services proposed to be provided by the independent auditor to any executive officer or director of the Company, in his or her individual capacity, where such services are paid for by the Company, and those services in which total fees exceed $25.000.

VI.           All Other Services

The Audit Committee believes, based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, that other types of non-audit services are permitted.  Accordingly, the Audit Committee believes it may grant general pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence.

Permissable All Other services require specific pre-approval of the Audit Committee.  Services prohibited by the SEC include:

•   Bookkeeping or other services related to the accounting records or financial statements of the audit client.

•   Financial information systems design and implementation.

•   Appraisal or valuation services, fairness opinions or contribution-in-kind reports.

•   Actuarial services.

•   Internal audit outsourcing services.

•   Management functions.

•   Human resources.

•   Broker-dealer, investment adviser or investment banking services.

•   Legal services.

•   Expert services unrelated to the audit.

The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.         Pre-Approval Fee Levels or Budgeted Amounts

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee.  Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee.  The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services.  For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as All Other Services.

VIII.        Procedures

All requests or applications for services to be provided by the independent auditor that do not require specific approval by the Audit Committee will be submitted to the Chief Financial Officer and must include a detailed description of the services to be rendered.

The Chief Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.  The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has designated the Internal Auditor to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this policy.  The Internal Auditor will report to the Audit Committee on a periodic basis on the results of its monitoring.  Both the Internal Auditor and management will immediately report to the chairman of the Audit Committee any breach of this policy that comes to the attention of the Internal Auditor or any member of management.

The Audit Committee will also review the internal auditor’s annual internal audit plan to determine that the plan provides for the monitoring of the independent auditor’s services.

IX.           Additional Requirements

The Audit Committee has determined to take additional measures on an annual basis to meet its responsibility to oversee the work of the independent auditor and to assure the auditor’s independence from the Company, such as reviewing a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, and with the independent auditor its methods and procedures for ensuring independence.

PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

OLD SECOND BANCORP, INC. TO BE HELD ON APRIL 20, 2004

The undersigned hereby appoints Jesse Maberry, Townsend Way Jr., and James E. Benson, or any two of them acting in the absence of the other, the undersigned’s attorneys and proxies, with full power of substitution, to vote all shares of common stock of Old Second Bancorp, Inc., which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders to be held at our premises located at 37 South River Street, Aurora, Illinois on the 20th day of April, 2004, at 11:00 a.m., central time, and at any and all postponements or adjournments of the meeting.

1. ELECTION OF DIRECTORS:	FOR all nominees listed below (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.)

(Term Expires 2007):  Edward Bonifas, William Meyer, William B. Skoglund, Christine J. Sobek

(Term Expires 2006):  J. Douglas Cheatham

(Term Expires 2005):  Walter Alexander

2.     Approval of an amendment to the certificate of incorporation of Old Second to increase the number of authorized shares of Old Second’s common stock from 10,000,000 to 20,000,000.

☐ For	☐ Against	☐ Abstain

3.     Ratification and approval of the selection of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2004.

☐ For	☐ Against	☐ Abstain

4.     In accordance with their discretion, upon all other matters that may properly come before said meeting and any postponements or adjournments of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Dated:	, 2004

Signature(s)

NOTE:  PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE.  ALL JOINT OWNERS OF SHARES SHOULD SIGN.  STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC.  PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.